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                                                                    EXHIBIT 11.1

Computation of per share earnings

The following table sets forth the computation of basic and diluted earnings per share for the period indicated:

                                                                            Year Ended March 31,
                                                                  ----------------------------------------
                                                                     1999           2000           2001
                                                                  ---------      ---------       ---------
                                                                    (in thousands of U.S. dollars, except
                                                                               per share data)
Numerator:

   Profit (loss) from continuing operations after taxation        $   9,304      $  29,052       $   3,511
   Profit (loss) from discontinued operations after taxation            387           (935)            425
                                                                  ---------      ---------       ---------
   Group profit                                                   $   9,691      $  28,117       $   3,936
                                                                  =========      =========       =========
Denominator:
   Shares used in computing basic and diluted earnings per
   share (in thousands of shares)                                   117,549        117,643         118,111
                                                                  =========      =========       =========
Basic and diluted earnings per share from continuing
operations                                                        $    0.08      $    0.25       $    0.03
Basic and diluted earnings per share from discontinued
operations                                                               --          (0.01)             --
                                                                  ---------      ---------       ---------
Basic and diluted net earnings per share                          $    0.08      $    0.24       $    0.03
                                                                  =========      =========       =========